                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                       The United Illuminating Company
              ------------------------------------------------
              (Name of Registrant as Specified In Its Charter)

                       The United Illuminating Company
              ------------------------------------------------
                 (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (check the appropriate box):

[X] $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

[_] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-
    6(i)(3).

    Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:*

    (4) Proposed maximum aggregate value of transaction:
- --------
*Set forth the amount on which the filing is calculated and state how it was determined.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount previously paid:

    (2) Form, Schedule or Registration Statement No.:

    (3) Filing Party:

    (4) Date Filed:

Notes:

                 [LOGO OF UNITED ILLUMINATING APPEARS HERE]

                    P.O. Box 1564, New Haven, CT 06506-0901

                                                  April 8, 1994

Dear Fellow Shareholder:
  You are cordially invited to attend the Annual Meeting of the Shareholders of The United Illuminating Company, which will be held on Wednesday, May 18, 1994 at 10:00 a.m. The meeting will be held at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut. A diagram showing the location of the New Haven Lawn Club appears on the back cover of the enclosed Proxy Statement.
  Please return your proxy, completed, signed and dated, REGARDLESS of whether you plan to attend the Annual Meeting. We look forward to seeing you on May 18.

                                                 Sincerely,



                                                 Richard J. Grossi
                                                 Chairman of the Board and
                                                   Chief Executive Officer



                                                 Robert L. Fiscus
                                                 President and Chief
                                                   Financial Officer

                        THE UNITED ILLUMINATING COMPANY

                  NOTICE OF ANNUAL MEETING OF THE SHAREHOLDERS

TO THE SHAREHOLDERS:

  Notice is hereby given that the Annual Meeting of the Shareholders of The United Illuminating Company will be held at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut, on Wednesday, May 18, 1994 at ten o'clock in the forenoon, for the following purposes:

  1. To elect a Board of Directors for the ensuing year.

  2. To vote on the approval of the employment, by the Board of Directors, of Coopers & Lybrand as the firm of independent public accountants to audit the books and affairs of the Company for the fiscal year 1994.

  3. To transact such other business as may properly come before the meeting or any adjournments thereof.

  The Board of Directors has fixed the close of business on March 14, 1994 as the record date for determination of the shareholders of the Company entitled to notice of, and to vote at, the meeting and any adjournments thereof.

  REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, PLEASE FILL IN, SIGN, DATE AND RETURN PROMPTLY THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

  Dated at New Haven, Connecticut, this 8th day of April, 1994.

                                        By Order of the Board of Directors,

                                          Kurt Mohlman, Treasurer and Secretary


                             YOUR VOTE IS IMPORTANT

 IN ORDER TO SAVE THE COMPANY THE EXPENSE OF FURTHER SOLICITATION TO ENSURE THAT A QUORUM IS PRESENT AT THE ANNUAL MEETING, PLEASE MAIL YOUR PROXY PROMPTLY--REGARDLESS OF THE NUMBER OF SHARES YOU OWN, AND REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING.


A diagram showing the location of the New Haven Lawn Club appears on the back cover of the Proxy Statement.

                                PROXY STATEMENT

  This statement and the accompanying proxy form are furnished on or about April 8, 1994, to security holders of record as of the close of business on March 14, 1994, in connection with the solicitation of proxies for use at the Annual Meeting of the Shareholders of The United Illuminating Company to be held at the New Haven Lawn Club, 193 Whitney Avenue, New Haven, Connecticut on Wednesday, May 18, 1994 at 10:00 a.m. for the purposes set forth in the foregoing Notice of Annual Meeting of the Shareholders. The mailing address of the principal executive offices of the Company is 157 Church Street, P.O. Box 1564, New Haven, Connecticut 06506. The solicitation is made by the Company, and the expense of printing and mailing proxy material will be borne by the Company. The Company will request banks, brokers and other custodians, nominees and fiduciaries to send proxy material to beneficial owners of shares and to secure their voting instructions, if necessary, and the Company will reimburse them for their reasonable expenses in so doing. Directors, officers and employees of the Company may also solicit proxies personally or by telephone or telegraph, but no compensation will be paid specifically for any such solicitation. In addition, Georgeson & Company, Inc. of New York, New York, has been retained to aid in the solicitation of proxies by similar methods at a cost to the Company of approximately $11,500, plus expenses.

SHAREHOLDERS ENTITLED TO VOTE:

  At the close of business on March 14, 1994, the record date for the meeting, 14,084,291 shares of Common Stock of the Company were outstanding and will be entitled to vote at the meeting, each share being entitled to one vote, on each matter coming before the meeting as set forth in the accompanying Notice of Annual Meeting of the Shareholders and commented on in this Proxy Statement. All votes on each matter coming before the meeting will be counted and tabulated by Inspectors of Proxies and Tellers appointed by the President of the Company pursuant to its Bylaws.

  Common Stock shareholders who are participants in the Company's Automatic Dividend Reinvestment and Common Stock Purchase Plan (DRP) will receive proxy forms that will include the shares in their accounts under the DRP. Continental Stock Transfer & Trust Company, the Company's co-agent under the DRP, has authorized the Company to vote shares held in the DRP according to the instructions received on such proxy forms.

  Shares of Common Stock for which a proxy in the form that accompanies this Proxy Statement is properly signed and returned (a) will be voted or not voted, in accordance with the choice indicated on the proxy, to fix the number of directors for the ensuing year at twelve and elect as directors the twelve persons named in this Proxy Statement (or such other person or persons as the present Board of Directors shall determine, if one or more of the twelve persons named is unable to serve); (b) will be voted for or against, or not voted, in accordance with the choice indicated on the proxy, with respect to the proposal to approve the employment of Coopers & Lybrand as independent auditors for the fiscal year 1994; and (c) will be voted in accordance with the discretion of the person or persons voting them with respect to such other matters, if any, as may come before the meeting. The Company is not aware of any such other matters to be presented at the meeting.

  Any proxy may be revoked by the shareholder at any time prior to its use. A proxy may be revoked by filing with the Secretary of the Company a written notice of revocation or a properly signed proxy bearing a later date. A shareholder who attends the meeting in person may, if he or she wishes, vote by ballot at the meeting, thereby canceling any proxy vote previously given.

  Under Connecticut law and the Company's Certificate of Incorporation and Bylaws, action by the shareholders on any matter coming before the meeting can be taken only by the affirmative vote of a majority of the shares of Common Stock represented at the meeting in person or by proxy. Accordingly, when a share represented at the meeting is not voted with respect to the election of directors, approval of the employment of independent auditors, or such other matters as may come before the meeting, the effect is equivalent to a vote against the recommendation of the Board of Directors with respect to the action to be taken on such matter. Cumulative voting is not permitted under Connecticut law unless a corporation's certificate of incorporation provides for cumulative voting rights; and the Company's Certificate of Incorporation contains no provision for such rights.

PRINCIPAL SHAREHOLDERS:

  At the close of business on March 14, 1994, there was no shareholder known to the Company to be the beneficial owner of more than 5% of the shares of its Common Stock.

NOMINEES FOR ELECTION AS DIRECTORS:

  It is intended that shares of Common Stock represented by proxies who are authorized to vote for the election of a Board of Directors on the form which accompanies this Proxy Statement will be voted to fix the number of directors at twelve and (unless instructed otherwise on the form) in favor of the persons listed below for election as directors of the Company. While it is not anticipated that any of the persons listed below will be unable to serve as a director, if that should occur the proxies will be voted for such other person or persons as the present Board of Directors shall determine. All of the nominees listed below except John L. Lahey were elected directors at the last annual meeting. In accordance with the retirement policy of the Board, Leland
W. Miles, a director since 1978, is not a candidate for re-election this year.

                Name, Principal Occupation, Other
        Corporate Affiliations and Principal Occupations                 Director
              During the Past Five Years of Nominee               Age/1/  Since
- ---------------------------------------------------------------------------------
David E. A. Carson                                                  59     1993
  President, Chief Executive Officer and director, People's Bank,
  Bridgeport, Connecticut and President, Chief Executive Officer
  and trustee, People's Mutual Holdings, Bridgeport, Connecticut.
  Also, chairman, Bridgeport Public Education Fund, Bridgeport,
  Connecticut and Business Advisory Committee of Connecticut Com-
  mission on Children, Hartford, Connecticut; trustee of Connect-
  icut Public Broadcasting, Hartford, Connecticut; Vice Chairman
  of Savings & Community Bankers of America, Washington, D.C.;
  director of Bridgeport Hospital, Bridgeport, Connecticut, Old
  State House, Hartford, Connecticut, Private Industry Council of
  Southwestern Connecticut, Bridgeport, Connecticut, Connecticut
  Mutual Investment Accounts, Hartford, Connecticut and American
  Skandia Trust, Shelton, Connecticut; and member, Board of Over-
  seers, The Bushnell, Hartford, Connecticut and Bridgeport Fi-
  nancial Review Board, Bridgeport, Connecticut.

John F. Croweak                                                     57     1987
  Chairman of the Board of Directors, President and Chief Execu-
  tive Officer, Blue Cross & Blue Shield of Connecticut, Inc.,
  North Haven, Connecticut. Also, Chairman of the Board of Direc-
  tors, Connecticut American Life Insurance Company, North Haven,
  Connecticut and ProMed Systems, Inc., New Haven, Connecticut;
  and director of BCS Financial, Chicago, Illinois, The New Haven
  Savings Bank, New Haven, Connecticut and Quinnipiac College,
  Hamden, Connecticut.

J. Hugh Devlin                                                      51     1989
  Managing Director and Consultant, Barr Devlin Associates, In-
  corporated, New York, New York. From January 1989 to April 1990
  Mr. Devlin served as Advisory Director of Morgan Stanley & Co.,
  Inc., New York, New York. Also, Chairman of the Board of Trust-
  ees, Riverview Medical Center, Red Bank, New Jersey.

John D. Fassett                                                     68     1972
  Consultant; Author. Also, director of The New Haven Savings
  Bank, New Haven, Connecticut and former Chairman of the Board of Directors and Chief Executive Officer of the Company.

Robert L. Fiscus                                                    56     1992
  President since May 1991, director since May 1992 and Chief Fi-
  nancial Officer since August 1983, The United Illuminating Com-
  pany. Mr. Fiscus also served as Executive Vice President of the
  Company during the period January 1989 to May 1991. Also, di-
  rector of The Aristotle Corporation, New Haven, Connecticut;
  director and Treasurer of Griffin Health Services Corporation
  and Griffin Hospital, Derby, Connecticut; member, Board of Gov-
  ernors of University of New Haven, New Haven, Connecticut; and
  President of the United Way of Greater New Haven, New Haven,
  Connecticut.

                Name, Principal Occupation, Other
        Corporate Affiliations and Principal Occupations                 Director
              During the Past Five Years of Nominee               Age/1/  Since
- ---------------------------------------------------------------------------------
Richard J. Grossi                                                   58     1988
  Chairman of the Board of Directors and Chief Executive Officer
  since May 1991, The United Illuminating Company. Mr. Grossi also served as President of the Company during the period Janu-
  ary 1989 to May 1991 and Chief Operating Officer of the Company
  during the period January 1989 to May 1991. Also, director of
  Tennis Foundation of Connecticut, Inc., New Haven, Connecticut,
  Connecticut Public Broadcasting, Inc., Hartford, Connecticut,
  The New Haven Savings Bank, New Haven, Connecticut, Blue Cross
  & Blue Shield of Connecticut, Inc., North Haven, Connecticut,
  Edison Electric Institute, Washington, D.C. and Connecticut
  Business and Industry Association, Hartford, Connecticut; Vice
  Chairman of Northeast Power Coordinating Council, New York, New
  York; trustee of Yale-New Haven Hospital, New Haven, Connecti-
  cut and North American Electric Reliability Council, Princeton,
  New Jersey; Chairman, New Haven Regional Leadership Council,
  New Haven, Connecticut, Electric Council of New England, Bed-
  ford, Massachusetts and Executive Committee of the Seabrook
  Joint Owners; and member, West Haven Planning and Finance As-
  sistance Board, West Haven, Connecticut.

Betsy Henley-Cohn                                                   41     1989
  Chairman of the Board of Directors, Joseph Cohn & Son, Inc.,
  New Haven, Connecticut, commercial painting contractors. Also,
  Chairwoman of Birmingham Utilities, Inc., Ansonia, Connecticut;
  Chairman, Board of Commissioners, 9th Square Tax District, City
  of New Haven, Connecticut; and director of The Aristotle Corpo-
  ration, New Haven, Connecticut.

John L. Lahey                                                       47
  President, Quinnipiac College, Hamden, Connecticut. Also,
  Chairman of the Executive Committee, Connecticut Conference of
  Independent Colleges, Hartford, Connecticut; President, Con-
  necticut Chapter of The Newcomen Society, Exton, Pennsylvania;
  director of Gaylord Hospital, Wallingford, Connecticut and Oak-
  dale Theater, Wallingford, Connecticut; and member, Regional
  Leadership Council, New Haven, Connecticut and Regional Plan
  Association, New York, New York.

F. Patrick McFadden, Jr.                                            56     1987
  President and Chief Executive Officer and director, The Bank of
  New Haven and BNH Bancshares, Inc., New Haven, Connecticut. Al-
  so, Chairman of the Board of Directors, Yale-New Haven Health
  Services Corporation, New Haven, Connecticut; director of The
  Community Foundation for Greater New Haven, New Haven, Connect-
  icut and Science Park Development Corporation, New Haven, Con-
  necticut. During the period January 1989 to August 1989 Mr. Mc-
  Fadden served as Chairman of the Board and Chief Executive Of-
  ficer, New Haven Merchants Bank, New Haven, Connecticut.

                Name, Principal Occupation, Other
        Corporate Affiliations and Principal Occupations                 Director
              During the Past Five Years of Nominee               Age/1/  Since
- ---------------------------------------------------------------------------------
Frank R. O'Keefe, Jr.                                               64     1989
  Independent business consultant. From January 1989 to June 1990
  Mr. O'Keefe served as President of Long Wharf Capital Partners,
  Inc., New Haven, Connecticut. Also, director of The Southern
  New England Telecommunications Corporation, New Haven, Connect-
  icut, Aetna Life and Casualty Company, Hartford, Connecticut and Echlin Incorporated, Branford, Connecticut; member, Chan-
  cellor's Executive Council, University of Massachusetts, Am-
  herst, Massachusetts; and former Chairman of the Board of Di-
  rectors, President and Chief Executive Officer of Armtek Corpo-
  ration (formerly The Armstrong Rubber Company), New Haven, Con-
  necticut.

James A. Thomas                                                     55     1992
  Master, Saybrook College, Yale University, New Haven, Connecti-
  cut and Associate Dean, Yale Law School, New Haven, Connecti-
  cut. Also, trustee of Yale-New Haven Hospital, New Haven, Con-
  necticut and People's Mutual Holdings, Bridgeport, Connecticut;
  advisory director of People's Bank, Bridgeport, Connecticut;
  and director of People's Bank Holding Company, Bridgeport, Con-
  necticut and Shubert Theater, New Haven, Connecticut.

William S. Warner                                                   69     1986
  Chairman of the Board of Directors, Aquarion Company (formerly
  The Hydraulic Company), Bridgeport, Connecticut. During the pe-
  riod January 1989 to January 1990 Mr. Warner also served as
  Chief Executive Officer of The Hydraulic Company. Also, direc-
  tor of Bridgeport Hospital, Bridgeport, Connecticut; and trust-
  ee, The Mountain Grove Cemetery Association, Bridgeport, Con-
  necticut.

- -------------
/1/Age at May 18, 1994. The Board of Directors has adopted a policy pursuant to which a director will not be a candidate for re-election after his or her 70th birthday.

  The Board of Directors held 10 meetings during 1993. The average attendance record of the directors was 99.0% for meetings of the Board of Directors and its committees held during 1993.

  Messrs. Croweak, Grossi, McFadden and Warner serve on the Executive Committee of the Board of Directors. The Executive Committee, a standing committee that has and may exercise all the powers of the Board of Directors when it is not in session, did not meet during 1993.

  Ms. Henley-Cohn, Dr. Miles and Messrs. Carson, Fassett, Thomas and Warner serve on the Audit Committee of the Board of Directors. The Audit Committee, a standing committee that oversees the Company's financial accounting and reporting practices; evaluates the reliability of the Company's system of internal controls; assures the objectivity of independent audits; explores other issues that it deems may potentially affect the Company and its employees; and makes recommendations in these regards to the officers and to the Board of Directors, held five meetings during 1993.

  Ms. Henley-Cohn and Messrs. Croweak, Devlin, O'Keefe and Thomas serve on the Compensation and Executive Development Committee of the Board of Directors. The Compensation and Executive Development Committee, a standing committee that reviews the performance of the officers of the Company; reviews and recommends to the Board of Directors the levels of compensation and other benefits paid and to be paid to the officers of the Company; reviews and administers incentive compensation programs for the officers of the Company; recommends to the Board of Directors changes in said programs; reviews the recommendations of management for its succession planning and the selection of officers of the Company; and reviews the investment standards, policies and objectives established for, and the performance and methods of, the Company's pension plan investment managers, held seven meetings during 1993.

  Ms. Henley-Cohn and Messrs. Carson, Devlin, McFadden and O'Keefe serve on the Strategic Direction Committee of the Board of Directors. The Strategic Direction Committee, a standing committee that assists the Chief Executive Officer and senior management with the development of an overall strategic plan for the Company, taking into account the key strategic issues facing the Company and the electric utility industry and providing a focus for defining and implementing the annual goals and projects comprising the Company's corporate business and operational plans, held three meetings during 1993.

  Messrs. Carson, Devlin, McFadden, O'Keefe and Thomas serve on the Committee on Directors. The Committee on Directors, a standing committee created on November 22, 1993, recommends policy with respect to the composition, organization, practices and compensation of the Board of Directors and performs the nominating function for the Board. It held one meeting in 1993. The Committee on Directors will consider nominees for election as directors recommended by shareholders upon the timely submission of the names of such nominees with their qualifications and biographical information forwarded to the Committee in care of the Treasurer and Secretary of the Company.

STOCK OWNERSHIP OF DIRECTORS AND OFFICERS:

  The following table sets forth the number of shares of Common Stock of the Company beneficially owned, directly or indirectly, by each director and nominee director, by each of the five most highly compensated officers during 1993 and by all directors, the nominee director and officers as a group, as of March 14, 1994:

                                                                  Shares
              Name of Individual or                            Beneficially
              Number of Persons in                            Owned Directly
                      Group                                 or Indirectly(/1/)
             -----------------------------------------------------------------
        David E. A. Carson                                           300(/2/)
        John F. Croweak                                              608
        J. Hugh Devlin                                               500(/2/)
        John D. Fassett                                            9,100(/2/)
        Robert L. Fiscus                                          80,516
        Richard J. Grossi                                         81,582
        Betsy Henley-Cohn                                          2,143
        John L. Lahey                                                 -
        F. Patrick McFadden, Jr.                                     608
        Leland W. Miles                                            1,108
        Frank R. O'Keefe, Jr.                                        608
        James A. Thomas                                              268(/2/)
        William S. Warner                                            608
        James F. Crowe                                            46,173
        David W. Hoskinson                                         7,237
        Leon A. Morgan                                            10,356
        25 Directors, the Nominee Director and Officers as
         a group, including those named above                    294,324

- -------------
(/1/) Based on reports furnished by the directors, the nominee director and officers. The shares include, in some instances, shares held by the immediate families of directors and officers or entities controlled by directors and officers, the reporting of which is not to be construed as an admission of beneficial ownership. The number of shares includes those held for the benefit of officers in the Company's Employee Stock Ownership Plan and, in the cases of Richard J. Grossi, 74,000 shares, Robert L. Fiscus, 72,000 shares, James F. Crowe, 41,000 shares, David W. Hoskinson, 5,600 shares, Leon A. Morgan, 6,000 shares and Directors and Officers as a group, 243,400 shares, subject to options under the Company's 1990 Stock Option Plan. See "Stock Option Plan" below.
(/2/) In addition to the shares beneficially owned directly or indirectly, Messrs. Carson, Devlin, Fassett and Thomas have been credited with 480.2, 1,092.2, 107.2 and 61.5 shares of Common Stock, respectively, in stock accounts under the Company's Directors' Deferred Compensation Plan, described below at "Director Compensation". Shares represented in stock accounts under the Plan are payable, in cash only, upon termination of service on the Board of Directors, based on the fair market value of the Company's Common Stock on the date of termination.

      Each of the persons included in the foregoing table has sole voting and investment power as to the shares of Common Stock beneficially owned, directly or indirectly, by him or her, except for the following (i) as to which such powers are shared: 1,000 shares with respect to Mr. Fassett, 6,214 shares with respect to Mr. Fiscus, 2,507 shares with respect to Mr. Grossi, 110 shares with respect to Mr. Thomas, 480 shares with respect to Mr. Crowe, 1,606 shares with respect to Mr. Morgan and 13,206 shares with respect to all directors, the nominee director and officers as a group, (ii) as to which such powers are held by other people or entities: 100 shares with respect to Mr. Carson, 116 shares with respect to Mr. Grossi, 2,035 shares with respect to Ms. Henley-Cohn, 608 shares with respect to Mr. O'Keefe, 50 shares with respect to Mr. Thomas, 10 shares with respect to Mr. Crowe, 1,094 shares with respect to Mr. Morgan and 3,068 shares with respect to all directors, the nominee director and officers as a group.

  The number of shares of Common Stock beneficially owned by each of the persons included in the foregoing table is less than 1% of the 14,084,291 shares of Common Stock outstanding as of March 14, 1994. The number of shares of Common Stock beneficially owned by all of the directors, the nominee director and officers as a group represents approximately 1.9% of the outstanding shares of Common Stock as of March 14, 1994.

  Mr. Fiscus owns, indirectly, 300 shares of the Company's $25 par value Preferred Stock, which is less than 1% of the shares of that class outstanding as of March 14, 1994. The Company has been advised that no other officer, director or nominee director beneficially owns, directly or indirectly, any shares of any class of the Preferred Stock of the Company.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

  Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and officers, and persons who own more than ten percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission (SEC) and the New York Stock Exchange initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, officers and greater-than-ten-percent shareowners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 31, 1993 all
Section 16(a) filing requirements applicable to its directors, officers and greater-than-ten-percent shareowners were complied with, except that Mr. Robert
H. Hyde, Vice President--Customer Services, sold 45.4 shares of Common Stock registered in his name as custodian for one of his children and reported this sale in a year-end report for 1993 rather than in a change of ownership report for August 1993.

EXECUTIVE COMPENSATION

  The following table shows the annual and long-term compensation, for services in all capacities to the Company for the years 1993, 1992 and 1991, of those persons who were, at December 31, 1993 (i) the chief executive officer and (ii) the other four most highly compensated executive officers of the Company:

                                                                 Long-Term Compensation(/2/)
                                                            --------------------------------------
                                  Annual Compensation (/1/)        Awards             Payouts
                                  ------------------------- --------------------- ----------------
       Name and                                             Securities Underlying       LTIP             All Other
  Principal Position    Year      Salary ($) Bonus ($)(/3/) Options/SARS (#)(/4/) Payouts ($)(/5/) Compensation ($)(/6/)
  ------------------    ----      ---------- -------------- --------------------- ---------------- ---------------------
Richard J. Grossi       1993       $280,000     $100,000           14,000             $102,935            $4,497
 Chairman of the Board  1992       $250,000     $101,000                0                    0            $4,364
 of Directors and       1991(/7/)  $227,000     $ 74,400                0                    0
 Chief Executive
 Officer
Robert L. Fiscus        1993       $200,000     $ 60,000            7,000             $ 93,550            $4,497
 President and Chief    1992       $190,000     $ 62,900                0                    0            $4,364
 Financial Officer      1991(/7/)  $181,700     $ 50,500                0                    0
James F. Crowe          1993       $160,000     $ 45,000            5,000             $ 64,183            $4,497
 Executive Vice         1992       $139,700     $ 42,400                0                    0            $3,526
 President              1991       $129,000     $ 32,300                0                    0
David W. Hoskinson      1993       $128,000     $ 33,400            1,600                    0            $4,080
 Senior Vice President  1992       $122,600     $ 35,200                0                    0            $3,086
                        1991       $120,200     $ 31,700                0                    0
Leon A. Morgan          1993       $122,500     $ 26,600                0                    0            $2,569
 Senior Vice President  1992       $117,300     $ 27,900                0                    0            $2,880
                        1991       $115,000     $ 26,300                0                    0

- ---------
(/1/)None of the persons named received any cash compensation in any of the years shown other than the amounts appearing in the columns captioned "Salary," "Bonus" and "All Other Compensation." None of these persons received, in any of the years shown, any cash-equivalent form of compensation, other than through participation in the Company's group life, health and hospitalization plans, which are available on a uniform basis to all salaried employees of the Company and the dollar value of which, together with the dollar value of all other non-cash perquisites and other personal benefits received by such person, did not exceed 10% of the total salary and bonus compensation received by him for such year.

(/2/)The Company has never awarded restricted stock or stock appreciation rights
     (SARs) to any employee; and there were no payouts prior to 1993 to any employee under the Company's 1987 Long-Term Incentive Plan.

(/3/)The amounts appearing in this column are awards paid pursuant to the Company's Executive Incentive Compensation Program described below.

(/4/)Information with respect to the options appearing in this column, and a description of the nature and terms of the options awarded, is set forth below at "Stock Option Plan." The stock options granted in 1993 were awarded together with Dividend Equivalent Units described below at "Dividend Equivalent Program".

(/5/)The amounts appearing in this column are the values at payout of shares of the Company's Common Stock earned for a 1989-1992 performance period under the Company's 1987 Long-Term Incentive Plan. This Plan was terminated in 1993.

(/6/)The amounts appearing in this column are cash contributions by the Company to its 401(k) Plan, described below at "Retirement Plans," on behalf of each of the persons named to match pre-tax elective deferral contributions by him to that plan from his salary compensation (included in the column captioned "Salary").

(/7/)Mr. Grossi and Mr. Fiscus have served as Chairman of the Board of Directors and Chief Executive Officer, and as President and Chief Financial Officer, respectively, since May 1991. Their prior positions are described at "Nominees for Election as Directors" above.

  The Company's Executive Incentive Compensation Program was established in 1985 for the purposes of (i) helping to attract and retain executives and key managers of high ability, (ii) heightening the motivation of those executives and key managers to attain goals that are in the interests of shareholders and customers, and (iii) encouraging effective management teamwork among the executives and key managers of the Company. Under this program, cash awards may be made each year to officers and key employees based on their achievement of pre-established performance levels with respect to specific shareholder goals, customer goals and individual goals for the preceding year, and upon an assessment of the officers' performance as a group with respect to strategic opportunities during that year. Eligible officers and key employees, performance levels and specific goals are determined in advance of each year by directors who are not employees of the Company, and incentive awards are paid following action by the Board of Directors after the close of the year. Incentive awards are made from individual target incentive award amounts, which are prescribed percentages of the individual participants' salaries, ranging from 20% to 35% depending on each participant's payroll salary grade. A participant may, by achieving his or her pre-established performance levels with respect to specific shareholder goals, customer goals and individual goals for a year, become eligible for an incentive award of up to 150% of his or her target incentive award amount for that year.

  The above table shows, in the column captioned "Bonus," the incentive awards paid for the years 1991, 1992 and 1993, pursuant to this program, to the persons named.

  In January 1988, the Company entered into employment agreements with Messrs. Grossi, Fiscus and Crowe, each of which will continue in effect until terminated by the Company on three years' notice or by the officer on six months' notice. These agreements provide that the annual salary rates of Messrs. Grossi, Fiscus and Crowe will be $141,000, $128,500 and $102,000, respectively, subject to upward revision by the Board of Directors at such times as the salary rates of other officers of the Company are reviewed by the directors, and subject to downward revision by the Board of Directors contemporaneously with any general reduction of the salary rates of other officers of the Company, except in the event of a change in control of the Company. The salaries paid to Messrs. Grossi, Fiscus and Crowe in 1991, 1992 and 1993, shown on the above table, were paid pursuant to these agreements. Each of these agreements also provides that when the officer's employment by the Company terminates after he has served in accordance with its terms, the Company will pay him an annual supplemental retirement benefit in an amount equal to the excess, if any, of (A) over (B), where (A) is 2.2% of his highest three-year average total compensation from the Company times the number of years (not to exceed thirty) of his service deemed as an employee of the Company, and (B) is the annual benefit payable to him under the Company's pension plan. If the Company terminates the officer's employment without cause, he will be paid the actuarial present value of this supplemental retirement benefit. In the event of a change in control of the Company, a trust fund will be established by the Company to ensure the performance of its payment obligations under each of these employment agreements.

  Mr. Morgan has elected early retirement under the Voluntary Early Retirement Program offered, in November 1993, to all non-union employees who were eligible to begin receiving pension benefits in 1994. Pursuant to this program, it is anticipated that Mr. Morgan, who is 59 years old, will retire during 1994 and that he will receive a single lump sum payment of $30,625, a Social Security bridge payment of $550 per month until he is 62 years old, the same group health and life insurance coverage that the Company provides to employees retiring at 62 years of age, and an aggregate combination of six additional years of service and/or years of age for purposes of the Company's pension plan that will produce an annual pension benefit payable as a single life annuity of approximately $75,700.

STOCK OPTION PLAN

  On May 23, 1990, the shareholders of the Company approved a stock option and stock appreciation rights plan, The United Illuminating Company 1990 Stock Option Plan (the "Plan"). The Plan is intended to promote the profitability of the Company and its subsidiaries by: (i) providing certain officers and key full-time employees with incentives to contribute to the success of the Company, and (ii) enabling the Company to attract, retain and reward the best available managerial employees. The Plan became effective as of January 22, 1990 and, unless terminated sooner by the Board of Directors, will terminate on January 21, 2000. After termination, no further options or stock appreciation rights will be granted under the Plan, although options and rights outstanding on the termination date will not be canceled by the termination.

  A maximum of 750,000 shares of the Company's no par value Common Stock may be acquired by participants in the Plan. The shares acquired will be either authorized but unissued shares or treasury shares, in the discretion of the Company. Options under the Plan may be granted as Incentive Stock Options ("ISOs"), intended to qualify for favorable tax treatment under federal tax law, or as Nonqualified Stock Options ("NSOs"). When ISOs or NSOs become exercisable and are exercised by the employee to whom they have been granted, the employee pays to the Company the exercise price per share fixed on the date of the option grant and receives shares of Common Stock equal to the number of ISOs or NSOs exercised. All proceeds received by the Company from the exercise of options will be used for general corporate purposes. Stock Appreciation Rights ("SARs") may also be granted under the Plan, but only in tandem with ISOs or NSOs. When SARs become exercisable and are exercised, the employee receives shares of Common Stock having an aggregate fair market value on the exercise date equal to the difference between the fair market value per share of the Common Stock on that date and the exercise price per share of the tandem ISOs or NSOs, multiplied by the number of SARs exercised. The exercise of an ISO or NSO automatically extinguishes any tandem SAR; and the exercise of an SAR automatically extinguishes its tandem ISO or NSO.

  The Plan requires that the exercise price per share for all options be equal to or greater than the fair market value of the Common Stock on the date of the grant of the option. In the case of the grant of any ISO to an optionee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiaries, the Plan requires that the option exercise price per share be equal to or greater than 110% of the fair market value of shares of Common Stock on the date the option is granted. Fair market value on any date is determined by averaging the high and low sale prices on that date of the Common Stock on the New York Stock Exchange. The exercise price of an option is payable in cash or in shares of Common Stock having a fair market value on the date the option is exercised equal to the aggregate exercise price of the options being exercised, or any combination of cash and such shares.

  The Company's Board of Directors, exclusive of any Director who is also an employee, administers the Plan. The Board selects the optionees, determines the number of stock options to be granted to each optionee, whether such stock options will be NSOs or ISOs, and whether such stock options will have tandem SARs. The Board also determines the period within which each stock option granted will be exercisable, and may provide that the stock options will become exercisable in installments. The following rules must be observed: (i) no stock option or SAR may be exercisable less than one year, or more than ten years, from the date it is granted, (ii) no more that 1/3 of the number of stock options or SARs granted to any optionee on any date may first become exercisable in any twelve-month period, (iii) in the case of the grant of an ISO to an optionee who, at the time of the grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or any of its subsidiaries, in no event may such ISO or any tandem SAR be exercisable more than five years from the date it is granted, (iv) in the case of ISOs, the number of stock options granted to an optionee on any date that may first become exercisable in any calendar year must be limited to $100,000 divided by the exercise price per share, (v) stock options may be exercised only in quantities of 500 or more shares, and (vi) except as otherwise provided in the Plan, an optionee may exercise a stock option or SAR only if he or she is, and has continuously been since the date the stock option was granted, a full-time employee of the Company or one of its subsidiaries.

  Upon the termination of an optionee's full-time employment, whether as a result of retirement, death, disability, or voluntary or involuntary separation, all of the optionee's options (and any tandem SARs) that are not then exercisable will automatically expire. Stock options (and any tandem SARs) exercisable on the date of termination due to death will be exercisable for a period of one year after the date of death. ISOs (and any tandem SARs) exercisable on the date of termination due to retirement will be exercisable for a period of three months after such termination. ISOs (and any tandem SARs) exercisable on the date of termination due to a disability will be exercisable for a period of one year after such termination. NSOs (and any tandem SARs) exercisable on the date of termination due to retirement or disability will be exercisable for a period of three years after such termination. All stock options (and any tandem SARs) exercisable on the date of voluntary or involuntary termination of full-time employment due to any cause other than death, retirement, disability or termination in connection with an optionee's acceptance of full-time employment by another business entity will be exercisable as follows: ISOs will be exercisable within three months after the date of termination and NSOs will be exercisable within five months after the date of termination. However, if an optionee is terminated for cause or engages in an occupation or business that is a competitor of the Company or any of its subsidiaries, all of such optionee's unexercised stock options (and any tandem
SARs) may be canceled by the Board of Directors.

  No ISOs or SARs have been awarded under the 1990 Stock Option Plan; and no NSOs were awarded to the Chief Executive Officer or any of the other four most highly compensated executive officers of the Company in 1991 or 1992. On December 20, 1993, 14,000 NSOs were granted to the Chief Executive Officer and 13,600 NSOs were granted to the other four most highly compensated executive officers of the company, as shown in the Long-Term Compensation Awards column in the Executive Compensation table above and described in the following table, together with Dividend Equivalent Units that are described at "Dividend Equivalent Program" below.

                          STOCK OPTION GRANTS IN 1993

                          Number of
                          Securities   % of Total
                          Underlying  Options/SARs
                         Options/SARs  Granted To   Exercise
                           Granted     Employees    or Base   Expiration     Grant Date
Name                       (#)(/1/)     In 1993    Price(/2/)    Date    Present Value(/3/)
- ----                     ------------ ------------ ---------- ---------- ------------------
Richard J. Grossi.......    14,000        39%       $39.5625   12/20/03       $46,760
Robert L. Fiscus........     7,000        19%       $39.5625   12/20/03        23,380
James F. Crowe..........     5,000        14%       $39.5625   12/20/03        16,700
David W. Hoskinson......     1,600         4%       $39.5625   12/20/03         5,344
Leon A. Morgan(/4/).....         0         0           -          -              -

- ---------
(/1/) Options granted to each person in 1993. The Company has never awarded stock appreciation rights (SARs) to any employee. One third of these options become exercisable on each anniversary of the grant of the options. Additionally, each of these options was granted together with a dividend equivalent unit under the Company's "Dividend Equivalent Program" described below, and the options cannot be exercised until the Company's Board of Directors has confirmed the dividend equivalent performance results for the related dividend performance period.
(/2/) Fair market value of the Company's Common Stock on the date of the grant of the option--December 20, 1993.
(/3/) Estimated using the Binomial option pricing model and assuming expected annual volatility of .117, yield of 6.66%, risk-free rate of 6.10%, and discounted at a compound rate of 3% per year to reflect the risk of forfeiture due to termination before the options become exercisable.
(/4/) Mr.Morgan has elected early retirement under a Voluntary Early Retirement
      Program. See "Executive Compensation" above.

STOCK OPTION EXERCISES IN 1993 AND YEAR-END OPTION VALUES

  The following table shows aggregated Common Stock option exercises during 1993 by the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company, including the aggregate value of gains on the dates of exercise. In addition, this table shows the number of shares covered by both exercisable and non-exercisable options as of December 31, 1993. Also reported are the values as of December 31, 1993 for "in-the-money" options, calculated as the positive spread between the exercise price of existing options and the year-end fair market value of the Company's Common Stock. The Company has never awarded stock appreciation rights (SARs) to any employee.

   AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR
                                     VALUES

                                                                 Number of Securities             Value of Unexercised
                                                                Underlying Unexercised         In-the-Money Options/SARs
                                                              Options/SARs at FY-End(#)            at FY-End ($)(/3/)
                                                           -------------------------------- --------------------------------
                    Shares Acquired
       Name         on Exercise(#)  Value Realized($)(/1/) Exercisable Not Exercisable(/2/) Exercisable Not Exercisable(/2/)
       ----         --------------- ---------------------- ----------- -------------------- ----------- --------------------
Richard J. Grossi.           0             $     0           22,000           52,000         $202,125         $354,375
Robert L. Fiscus..           0             $     0           27,000           45,000         $248,063         $351,750
James F. Crowe....           0             $     0           12,000           29,000         $110,250         $222,375
David W.
 Hoskinson........       4,000             $46,000                0            5,600         $      0         $ 37,350
Leon A. Morgan....       4,000             $44,500            2,000            4,000         $ 18,375         $ 36,750

- ---------
(/1/) Fair market value at exercise date less exercise price.
(/2/) The shares represented could not be acquired by the persons named as of December 31, 1993, and future exercisability of the options is subject to the persons' remaining employed by the Company for varying periods of time, absent retirement, death or total disability.
(/3/) Fair market value of shares at December 31, 1993 ($39.9375) less exercise price.

DIVIDEND EQUIVALENT PROGRAM

  In 1993 the Board of Directors formulated a Dividend Equivalent Program for officers of the Company. The purpose of this program is to increase the alignment between the long-term incentive program and the Company's long-term objective of achieving a superior total return to shareholders compared to peer electric utilities. Under the program, an initial two-year Performance Period and an initial three-year Performance Period commenced on January 1, 1994 and a series of three-year Performance Periods will commence on January 1, 1995 and on each January 1 thereafter to and including January 1, 2003. At or prior to the commencement of each Performance Period, the Board of Directors designates the officers of the Company, if any, who will be participants in the program for that Performance Period, the number of Dividend Equivalent Units to be awarded each officer-participant for that Performance Period, and a peer group of investor-owned electric utility companies comparable to the Company for that Performance Period. Each Dividend Equivalent Unit ("Unit") is an amount of money equal to the sum of all dividends paid per share of the Company's Common Stock during the Performance Period. At the end of each Performance Period, the number of Units earned for the Performance Period is calculated on the basis of the Company's total shareholder return during the Performance Period relative to the peer group of companies preselected by the Board of Directors. Total shareholder return for the Company and each member of the peer group for a Performance Period is measured by the formula:

               Change in Market Price from    Dividends Paid
                                           +
                Beginning to End of Period   During the Period
              -----------------------------------------------
                      Market Price at Beginning of Period

If the Company's total shareholder return for the Performance Period ranks at the 60th percentile among the total shareholder returns of the peer group companies, the number of Units earned will equal the number of Units awarded for the Performance Period. If the Company's total shareholder return ranks at the 90th percentile or higher among those of the peer group, the number of Units earned will be twice the number awarded. If the Company's total shareholder return ranks at the 30th percentile or lower among those of the peer group, no Units will be earned for the Performance Period. If the Company's total shareholder return ranks between the foregoing percentiles, the number of Units earned will be calculated by interpolating on a straight-line basis from zero to two times the number of Units awarded. However, no Units awarded will be earned if the Company's total shareholder return for the Performance Period does not at least equal the average Ask Yield quoted on the first trading day of the Performance Period for United States Treasury notes maturing during the month of January following the end of the Performance Period.

  On December 20, 1993, Dividend Equivalent Units were awarded by the Board of Directors for the initial two-year and three-year Performance Periods under this program, together with Stock Options (as shown in the Long-Term Compensation Awards column in the Executive Compensation table above), as described in the following table. The Board of Directors selected the companies comprising the S&P Electric Power Companies Index as the peer group for each of these Performance Periods.

                           LONG-TERM INCENTIVE PLANS
                    DIVIDEND EQUIVALENT UNITS AWARDS IN 1993

                                                      Estimated Future Payouts
                                                       under Non-Stock Price-
                          Number       Performance           Based Plans
                        of Shares,      or Other     ---------------------------
                          Units       Period Until                       Maximum
                         or Other      Maturation    Threshold  Target     (#
Name                  Rights(#)(/1/)    or Payout    (# Units) (# Units) Units)
- ----                  -------------- --------------- --------- --------- -------
Richard J. Grossi...      7,000      1/1/94-12/31/95      1      7,000   14,000
                          7,000      1/1/94-12/31/96      1      7,000   14,000
Robert L. Fiscus....      3,500      1/1/94-12/31/95      1      3,500    7,000
                          3,500      1/1/94-12/31/96      1      3,500    7,000
James F. Crowe......      2,500      1/1/94-12/31/95      1      2,500    5,000
                          2,500      1/1/94-12/31/96      1      2,500    5,000
David W. Hoskinson..        800      1/1/94-12/31/95      1        800    1,600
                            800      1/1/94-12/31/96      1        800    1,600
Leon A. Morgan(/2/).          0             -            -         -        -

- ---------
(/1/) Dividend Equivalent Units awarded to each person in 1993.
(/2/) Mr. Morgan has elected early retirement under a Voluntary Early Retirement
      Program. See "Executive Compensation" above.

  It is anticipated that the Board of Directors will make awards of Dividend Equivalent Units in 1994, and each year thereafter through 2002, for one three-year Performance Period commencing on January 1 of the following year.

RETIREMENT PLANS

  The following table shows the estimated annual benefits payable as a single life annuity under the Company's qualified defined benefit pension plan on retirement at age 65 to persons in the earnings classifications and with the years of service shown. Retirement benefits under the plan are determined by a fixed formula, based on years of service and the employee's average annual earnings from the Company during the three years during which the employee's earnings from the Company were the highest, applied uniformly to all employees.

        Employee's Average
      Annual Earnings During                 Estimated Annual Benefits Payable at Age 65
          the Highest 3        ----------------------------------------------------------------
      Years of Service(/1/)    20 Years      25 Years      30 Years      35 Years      40 Years
     -----------------------------------------------------------------------------------------------
        $100,000               $37,162       $ 46,953      $ 47,944      $ 48,889      $ 49,760
        $150,000               $57,162       $ 71,953      $ 72,944      $ 73,889      $ 74,760
        $200,000               $77,162       $ 96,953      $ 97,944      $ 98,889      $ 99,760
        $250,000               $91,498(/2/)  $114,874(/2/) $115,864(/2/) $116,809(/2/) $117,681(/2/)
        $300,000               $91,498(/2/)  $114,874(/2/) $115,864(/2/) $116,809(/2/) $117,681(/2/)
        $350,000               $91,498(/2/)  $114,874(/2/) $115,864(/2/) $116,809(/2/) $117,681(/2/)
        $400,000               $91,498(/2/)  $114,874(/2/) $115,864(/2/) $116,809(/2/) $117,681(/2/)
        $450,000               $91,498(/2/)  $114,874(/2/) $115,864(/2/) $116,809(/2/) $117,681(/2/)

- -------------
(/1/) Earnings include annual salary and cash bonus awards paid pursuant to the
      Company's Executive Incentive Compensation Program.
(/2/) Internal Revenue Code Section 401(a)(17) limits earnings used to calculate qualified plan benefits to $235,840 for 1993 and $150,000 for 1994. The 1993 limit was used in the preparation of this table. (In addition, qualified plan benefits cannot exceed an Internal Revenue Code Section 415(b) limit of $118,800 for 1994).

  The Board of Directors adopted a plan in 1986 that affords each officer of the Company an option to defer the payment of up to 25% of his or her salary, or up to 100% of any incentive program award to him or her. Under the plan, the officer is credited quarterly with interest on the deferred amounts (and previously credited interest) equal to the then prime rate at Fleet Bank. The deferred amounts plus interest are paid beginning with the fourth or the eleventh calendar year following the calendar year in which the officer's salary or award was payable, or beginning with the calendar year following the termination of his or her employment by the Company, as elected by the officer. Payment is either in a lump sum or in not more than ten equal annual installments, as the officer specifies. For tax purposes, the amounts deferred plus interest are income only upon receipt by the officer and are a deduction for the Company in the year of actual payment.

  The Company has in effect an Employee Savings Plan (the "401(k) Plan") in which substantially all employees of the Company are eligible to participate. The 401(k) Plan enables employees to defer receipt of up to 15% or a dollar amount that is adjusted from time to time by the United States Secretary of the Treasury ($8,994 in 1993 and $9,240 in 1994), whichever is less, of their compensation and to invest such funds in a number of investment alternatives. Contributions to the 401(k) Plan through payroll deductions reduce an employee's income for federal and State income tax purposes to the extent of such contributions. In addition, federal and State income taxes on earnings from such investments are deferred.

  Subject to certain conditions, the Company makes matching contributions to the 401(k) Plan for the account of each participating employee up to a maximum amount equal to a percentage of such employee's annual compensation. Such matching contributions for 1991, 1992, 1993 and 1994 are as follows:

          Period                            Contribution
     --------------------------------------------------------------------------
      2/1/91-1/31/92 50c for each $1.00 of participant's compensation deferred, but not more than 1% of participant's annual compensation
      2/1/92-1/31/93 50c for each $1.00 of participant's compensation deferred, but not more than 2% of participant's annual compensation
      2/1/93-1/31/94 50c for each $1.00 of participant's compensation deferred, but not more than 2.5% of participant's annual
                     compensation
      2/1/94-1/31/95 50c for each $1.00 of participant's compensation deferred, but not more than 3.0% of participant's annual
                     compensation

All Company contributions are invested in Common Stock of the Company. A participant's interest in the funds contributed to the 401(k) Plan by the Company is fully vested from the date of such contribution.

  A participant in the 401(k) Plan is entitled to receive distributions of amounts allocated to his or her account following termination of employment with the Company or upon attainment of age 59 1/2. A Pension Committee, whose members are appointed by the Board of Directors, may authorize distributions to be made under certain other circumstances involving financial hardship of a participant. Distributions following termination of employment may be made in either a lump sum or, if the amount in a participant's account exceeds $3,500, over a period extending beyond the participant's termination date.

  Benefits under the Company's Employee Stock Ownership Plan (ESOP) have been available to all employees upon their attaining 21 years of age and completing three years of service with the Company. Directors who are not employees of the Company do not participate in this plan. Through 1987, under the plan, the Company reduced its Federal income taxes by taking a tax credit and contributing to the ESOP either an equivalent amount of cash, with which the ESOP purchased shares of the Company's outstanding Common Stock in the market, or an equivalent dollar amount of shares of the Company's authorized but unissued Common Stock at a value per share equal to the average market value of the Company's outstanding Common Stock for the 20 trading days immediately preceding the date of contribution. The contributed shares were divided among the accounts of the employee-participants in the ESOP in proportion to the amounts of their annual compensation. Through 1986, an additional tax credit and Company contribution of cash or Common Stock to the ESOP was permitted to the extent that it was matched, dollar-for-dollar, by voluntary employee contributions, which were used to purchase additional shares of Common Stock in the market or from the Company on the same value per share basis. The available voluntary matching contribution opportunity was allocated among employee-participants in proportion to the amounts of their annual compensation, and the additional contributed and purchased matching contribution shares were credited to the ESOP accounts of the voluntary contributors. Neither the Company nor the employee-participants have made any contributions to the ESOP since 1987. The Common Stock in each employee-participant's ESOP account is held in trust and distributed to the employee when his or her employment terminates.

                                   *  *  *  *

                     BOARD OF DIRECTORS COMPENSATION AND
                      EXECUTIVE DEVELOPMENT COMMITTEE
                      REPORT ON EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION PHILOSOPHY

  The objective of the Company's executive compensation program is to link executive compensation with shareholder value, to attract and to retain qualified executives, and to produce strong financial performance for the benefit of our shareholders while providing a high level of customer service and value for our customers. In order to meet this objective, the compensation program is designed to be competitive with the compensation programs provided by other electric utilities of comparable size with which we compete for executives.

EXECUTIVE COMPENSATION PROGRAM

  Each year the Compensation and Executive Development Committee recommends to the Board of Directors compensation arrangements for senior officers, including the review and approval of annual salaries, salary grades and structure, annual and long-term incentive plan awards, standards of performance for new awards, payouts from past awards, program participation and program design.

  The Company's executive compensation program is comprised of three components: salary, annual incentive compensation, and long-term incentive plans.

  Salary ranges are set by periodic comparison to external rates of pay for comparable positions in other electric utilities as reported in the Edison Electric Institute's Executive compensation survey (the EEI Survey).

  Annual Executive Incentive Compensation Program (EICP) opportunities are targeted such that the combination of base salary and annual incentive compensation awards, assuming pre-established performance levels for the current year are met, approximates on average the 50th percentile of competitive practice for comparable positions as reported in the EEI Survey. Goals are established for shareholder, customer, and individual performance, with achievement of a threshold level of earnings per share required in order for any annual incentive compensation to be earned.

  In 1993, the Company modified its long-term incentive program by introducing performance-indexed dividend equivalent units to accompany annual stock option grants. The purpose of this modification was to increase the alignment between the long-term incentive program and the Company's long-term objective of achieving a superior total return to shareholders compared to peer electric utilities. By granting dividend equivalent units in addition to stock options, the program links long-term incentive compensation to total return rather than to stock price appreciation only. Further, the number of dividend equivalent units earned is dependent on the Company's total shareholder return relative to peer utilities over a three-year performance period and on the Company's achieving a total return at least equal to the yield on a three-year Treasury note at the beginning of the period. Long-term incentive opportunities are targeted such that the combination of salary, annual incentive at targeted performance, and long-term incentives assuming the relative shareholder return target is met, approximates on average the 50th percentile of competitive practice for comparably-salaried utility executives as reported in the EEI Survey.

  The Company believes that its senior executives should own significant, yet affordable, amounts of the Company's stock. The Committee has adopted a requirement that, over a three-year period and based on position level, officers should own directly or indirectly from 500 to 5000 shares of Company stock in order to continue to be eligible to participate in the Company's incentive compensation programs.

  The Company does not anticipate that any compensation paid to executive officers during 1994 will become non-deductible under Internal Revenue Code--
Section 162(m) (the "million dollar pay cap").

CHIEF EXECUTIVE OFFICER AND SENIOR OFFICER COMPENSATION--1993

  Based on the advice of professional consultants independently employed by this Committee and coupled with our individual business judgments, the Compensation and Executive Development Committee and the Board of Directors reviewed and approved the level and form of senior officer compensation for 1993.

  Mr. Grossi's salary, as Chairman of the Board of Directors and Chief Executive Officer, for 1993 was $280,000 which is below the median salary for this position at other electric utilities of comparable size as reported in the EEI Survey. The Committee recommended, and the Board approved, a 1993 EICP award of $100,000 to Mr. Grossi, representing 102% of his targeted annual incentive award for 1993. Eighty percent of the award was based on the Company's performance against pre-established goals with respect to the following measures: earnings per share (20%), internal generation of funds (20%), customer satisfaction (16%), total price/kilowatthour (KWH) relative to inflation (12%), and industrial price/KWH relative to inflation (12%). During 1993, earnings per share, internal generation of funds and total price/KWH relative to inflation were slightly below target while customer satisfaction and industrial price/KWH relative to inflation significantly exceeded target. The remaining 20% of the award was based on the Committee's qualitive assessment of the performance of the Company's officers as a group with respect to strategic opportunities during 1993. This assessment focused on the officers' leadership in stimulating economic development in the region and guiding the Company through a reorganization process which will reduce future costs, increase productivity and further improve customer service.

  On December 20, 1993, two separate grants of dividend equivalent units accompanied by stock options were made to Mr. Grossi. He was granted 7,000 dividend equivalent units in connection with the initial two-year (1994-95) performance period under the Company's new dividend equivalent program, together with 7,000 stock options. He also was granted 7,000 dividend equivalent units in connection with the three-year performance period beginning in 1994, together with 7,000 stock options. In addition, during 1993 Mr. Grossi was awarded shares of Common Stock and a partial cash payment in an aggregate amount equivalent to 2,380 shares of Common Stock pursuant to the Company's 1987 Long-Term Incentive Program (LTIP). For the 1989-92 performance period, the last period for which grants were made under the 1987 LTIP, the Company's total shareholder return was at the 82nd percentile of the pre-established peer group, generating an award equal to 85% of the total shares granted.

  For the other executive officers of the Company, total compensation for 1993 was approximately at target due to achievement, on average, of corporate and individual goals under the EICP. In 1993, Messrs. Fiscus and Crowe also were awarded shares of Common Stock and a partial cash payment in amounts equivalent to 2,163 shares and 1,484 shares, respectively, of Common Stock earned under the 1989-92 cycle of the 1987 LTIP.

                              COMPENSATION AND EXECUTIVE
                              DEVELOPMENT COMMITTEE

                              John F. Croweak              Frank R. O'Keefe,
                              J. Hugh Devlin                Jr.
                              Betsy Henley-Cohn            James A. Thomas

                                  *   *   *  *

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  No director of the Company who served as a member of the Compensation and Executive Development Committee during 1993 was, during 1993 or at any time prior thereto, an officer or employee of the Company. During 1993 no director of the Company was an executive officer of any other entity on whose Board of Directors an executive officer of the Company served, except that John F. Croweak, a director of the Company and a member of the Compensation and Executive Development Committee of the Company's Board of Directors, served as Chairman of the Board of Directors, President and Chief Executive Officer of Blue Cross & Blue Shield of Connecticut, Inc., and Richard J. Grossi, Chairman of the Board of Directors and Chief Executive Officer of the Company, served as a director of Blue Cross & Blue Shield of Connecticut, Inc.

DIRECTOR COMPENSATION

  The remuneration of directors of the Company includes a retainer fee of $4,000 per quarter year (one fourth of which is payable in shares of Common Stock or by credit to a stock account under the Directors' Deferred Compensation Plan described below), plus a fee of $600 for each meeting of the Board of Directors or committee of the Board of Directors attended. Committee chairpersons receive an additional retainer fee of $500 per quarter year. Directors who are employees of the Company receive no retainer or meeting attendance fees. Non-employee directors are also provided travel/accident insurance coverage in the amount of $200,000.

  Under the Company's Directors' Retirement Program, each director retiring with at least five years but less than ten years of non-employee service on the Board of Directors receives a retirement benefit for a number of years equal to his or her years of non-employee service as a director. Each director retiring after his or her 65th birthday with ten or more years of non-employee service receives a lifetime retirement benefit. In either case, the retirement benefit is paid at the rate of the director's retainer fee in effect at the time of his or her retirement, and is subject to periodic review and revision by the Board of Directors thereafter. If a director dies either while in service or subsequent to his or her retirement but prior to the payment of retirement benefits for the number of years that the director served on the Board of Directors, the amount of earned but unpaid retirement benefits is paid to the director's beneficiary, provided that the director has served on the Board of Directors for at least five years.

  Under the Company's Directors' Deferred Compensation Plan, each non-employee director has an option to defer the payment of all or part of his or her retainer and meeting attendance fees. Under the plan, amounts deferred are credited quarterly, at the director's election, to either a stock account (based on the fair market value of the Company's Common Stock on the date payment of the fee or retainer accrues) or a cash account. Amounts equal to cash dividends on the shares represented in the stock account are credited to the stock account. The cash account accrues interest quarterly at the then prime rate at Citibank, N.A. Shares represented in a stock account are payable, in cash only, upon termination of service on the Board of Directors, based on the fair market value of the Company's Common Stock on the date of termination. For income tax purposes, the amounts deferred plus interest are income only upon receipt by the director and are a deduction for the Company in the year of actual payment.

SHAREHOLDER RETURN PRESENTATION

  Set forth below is a line graph comparing the yearly percentage change in the Company's cumulative total shareholder return on its Common Stock with the cumulative total return on the S&P Composite--500 Stock Index, the S&P Public Utility Index and the S&P Electric Power Companies Index for the period of five fiscal years commencing 1989 and ended 1993.

                     COMPARISON OF FIVE-YEAR CUMULATIVE
                                TOTAL RETURN*

                            [GRAPH APPEARS HERE]

                          1988    1989    1990    1991    1992    1993
                          ----    ----    ----    ----    ----    ----
      UIL                 $100    $138    $136    $182    $207    $213
      S&P 500             $100    $132    $128    $166    $179    $197
      S&P PUB. UTY.       $100    $146    $143    $164    $177    $202
      S&P EL. CO.         $100    $133    $137    $178    $188    $212

* Assumes that the value of the investment in the Company's Common Stock and each index was $100 on December 31, 1988 and that all dividends were reinvested. For purposes of this graph, the yearly percentage change in cumulative total shareholder return is measured by dividing (i) the sum of
  (A) the cumulative amount of dividends for the year, assuming dividend reinvestment, and (B) the difference in fair market value at the end and the beginning of the year, by (ii) the fair market value at the beginning of the year. The changes displayed are not necessarily indicative of future returns measured by this, or any, method.

EMPLOYMENT OF INDEPENDENT PUBLIC ACCOUNTANTS:

  The Board of Directors of the Company, at a meeting held on January 24, 1994, and in accordance with the recommendation of its Audit Committee, voted to employ the firm of Coopers & Lybrand to make an audit of the books and affairs of the Company for the fiscal year 1994. This firm has audited the books and affairs of the Company since 1938. In accordance with Coopers & Lybrand's general policy, the staff assigned to the examination of the Company's books and affairs is appropriately rotated. One or more representatives of Coopers & Lybrand will attend the annual meeting, will be afforded the opportunity to make a statement if they desire to do so and will be available to answer questions that may be asked by shareholders.

  If the shareholders do not, by the affirmative vote of a majority of the shares of Common Stock represented at the meeting, approve the employment of Coopers & Lybrand as independent auditors, their employment will be reconsidered by the Board of Directors.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOREGOING PROPOSAL.

DATE FOR SUBMISSION OF PROPOSALS BY SECURITY HOLDERS:

  Shareholders who intend to present proposals for action at the 1995 Annual Meeting of the Shareholders of the Company are advised that such proposals must be received at the principal executive offices of the Company by December 9, 1994 in order to be included in the Company's proxy statement and form of proxy for that meeting.

      ----------------------------------------------------------
  THE COMPANY HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, PURSUANT TO RULE 13A-1 OF THE COMMISSION UNDER SECTION 13 OF THE SECURITIES EXCHANGE ACT OF 1934, AN ANNUAL REPORT (FORM 10-K) FOR THE FISCAL YEAR ENDED DECEMBER 31, 1993. THE COMPANY WILL PROVIDE A COPY OF SAID FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, WITHOUT CHARGE, TO EACH PERSON FROM WHOM THE BOARD OF DIRECTORS HAS SOLICITED A PROXY FOR USE AT THE ANNUAL MEETING OF THE SHAREHOLDERS OF THE COMPANY AS SET FORTH IN THE FOREGOING PROXY STATEMENT, ON THE WRITTEN REQUEST OF SUCH PERSON DIRECTED TO KURT MOHLMAN, TREASURER AND SECRETARY, THE UNITED ILLUMINATING COMPANY, 157 CHURCH STREET, NEW HAVEN, CONNECTICUT 06506. COPIES OF SAID FORM 10-K FURNISHED WITHOUT CHARGE WILL NOT INCLUDE ALL OF THE EXHIBITS THERETO. THE COMPANY WILL FURNISH A COPY OF ANY SUCH EXHIBIT UPON THE PAYMENT OF A FEE TO DEFRAY THE COMPANY'S EXPENSE (10 CENTS PER PAGE, PLUS POSTAGE) OF FURNISHING IT.
      ----------------------------------------------------------


                                        BY ORDER OF THE BOARD OF DIRECTORS

                                          Kurt Mohlman, Treasurer and
                                           Secretary

April 8, 1994

                               [ART TO BE PASTED]

     Shown on the back cover of the Proxy Statement is a map with directions to The New Haven Lawn Club.

                        THE UNITED ILLUMINATING COMPANY       COMMON STOCK PROXY
  The undersigned hereby appoints John D. Fassett, F. Patrick McFadden, Jr. and William S. Warner agents, for and in the name of the undersigned and with all powers the undersigned would possess if personally present, to vote all shares of the Common Stock of The United Illuminating Company which the undersigned is entitled to vote at the Annual Meeting of the Shareholders to be held on Wednesday, May 18, 1994, and at any adjournments thereof:

  (1) ELECTION OF A BOARD OF DIRECTORS

      [_] FOR all nominees listed below (except as instructed below):

      [_] WITHHOLD AUTHORITY to vote for all nominees listed below:

          David E.A. Carson               John D. Fassett
          John F. Croweak                 Robert L. Fiscus
          J. Hugh Devlin                  Richard J. Grossi

          Betsy Henley-Cohn               Frank R. O'Keefe, Jr.
          John L. Lahey                   James A. Thomas
          F. Patrick McFadden, Jr.        William S. Warner

   and, in their discretion, such other person or persons as the present Board of Directors shall determine, if one or more of said nominees is unable to serve.

   *INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
                 PRINT THAT NOMINEE'S NAME IN THIS SPACE:




  (2) APPROVAL OF THE EMPLOYMENT OF COOPERS & LYBRAND AS INDEPENDENT AUDITORS FOR FISCAL YEAR 1994. (Proposed by the Board of Directors.)

                 [_] FOR        [_] AGAINST        [_] ABSTAIN

                  (Continued and to be signed on reverse side)

  (3) In their discretion on any other matters which may properly come before said meeting or any adjournments thereof.

  This proxy, when properly signed and returned to the Company, will be voted in the manner directed above. UNLESS OTHERWISE DIRECTED ABOVE, THE UNDERSIGNED'S VOTE WILL BE CAST FOR THE ELECTION OF ALL OF THE NOMINEES LISTED ABOVE TO THE BOARD OF DIRECTORS AND FOR ITEM (2).

                                                   Dated                 , 1994
                                                         ----------------

                                                   ----------------------------

                                                   ----------------------------
                                                         PLEASE SIGN HERE

                                                   When signing as attorney,
                                                   executor, administrator,
                                                   trustee or guardian, give
                                                   title as such. If the
                                                   signer is a corporation,
                                                   sign in the corporate name
                                                   by duly authorized officer.

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS